UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2003

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

371 Bel Marin Keys Boulevard, Suite 210, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 884-6700

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

99.1	Excerpted Transcript of BioMarin Pharmaceutical Inc.’s (the “Company”) conference call on August 5, 2003

99.2	Transcript of the Company’s conference call on August 6, 2003

Item 9. Regulation FD Disclosure

On August 6, 2003, the Company held a conference call to discuss certain issues as a follow-up to the August 5, 2003 conference call held by the Company to discuss its financial results for the second fiscal quarter of 2003. A transcript of the August 6 follow-up call is attached to this report as Exhibit 99.2 and is incorporated herein by this reference.

The transcript incorporated by reference herein contains forward-looking statements about the business prospects of the Company including, without limitation, statements about: results of clinical trials, expected timing, cost, progress, enrollment and/or conduct of current and future trials of Aryplase, Neutralase and Vibrilase; expectations regarding the manufacture of Neutralase; expectations about commercial development of Aldurazyme; expectations regarding the Company’s expected net loss for 2004; expectations regarding the possibility and timing of profitability; and the possibility of future licensing, partnering and joint venturing opportunities. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: timing, conduct, possible complications with, actual costs of, and final data from current and future clinical trials; enrollment rates of current and future clinical trials; the content and timing of decisions by regulatory authorities, including decisions related to Neutralase and Aryplase; negotiations with and actions by Diosynth, the contract manufacturer of Neutralase; the Company’s ability to identify and successfully negotiate with third parties for licenses of and partnerships or joint ventures related to, its product candidates, including Vibrilase and Neutralase, the actions of the Company’s joint venture partner Genzyme in commercializing Aldurazyme and the success of those actions; the Company’s continued ability to manufacture Aldurazyme to meet commercial demand and to manufacture Aryplase for clinical trials; the potential difficulties and delays in the build-out of additional facilities; and those factors detailed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Factors That May Affect Future Results” in the Company’s 2002 Annual Report on Form 10-K and the factors contained in the Company’s reports on Forms 10-Q and 8-K. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 12. Results of Operations and Financial Condition.

On August 5, 2003, the Company held a conference call to discuss its financial results for the quarter ended June 30, 2003. In this conference call, Management of the Company disclosed certain information that was not previously discussed in its press release issued earlier on August 5, 2003. Portions of the transcript of this conference call discussing such information is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Management stated that anticipated research and development expenses for the second-half of the year ending December 31, 2003 are estimated to be $50 million, and such estimate includes all operating expenses.

Further, the Company’s Management stated that its “cash burn” (a non-GAAP financial measure) for the year ending December 31, 2003 is estimated to be between $80 and $84 million. The Company defines cash burn as net increase in cash for the fiscal year minus the aggregate net proceeds from its public offering of common stock, sales of common stock to an institutional investor and convertible debt offering. The Company estimates total net increase in cash for the year ending December 31, 2003 to be approximately $125 million to $129 million and the aggregate net proceeds from its public offering of common stock, sales of common stock to an institutional investor and convertible debt offering to be approximately $209 million.

The Company believes that cash burn, although a non-GAAP financial measure, provides useful information to investors by showing the net cash expended in most aspects of its activities. The Company also believes that the presentation of this non-GAAP financial measure is consistent with the Company’s past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. Any non-GAAP financial measure used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

On August 6, 2003, the Company held a conference call to discuss certain issues as a follow-up to the August 5 conference call. In this conference call, Management of the Company disclosed certain information that was not previously discussed in its press release issued on August 5 or in the August 5 conference call. The transcript of this conference call discussing such information is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information in this Current Report on Form 8-K, including the exhibits, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or in any filing under the Exchange Act, unless that filing expressly refers to specific information in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

(Registrant)

Date August 7, 2003	/s/ Louis Drapeau

Louis Drapeau Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Excerpted Transcript of the Company’s conference call on August 5, 2003

99.2*	Transcript of the Company’s conference call on August 6, 2003

*     This exhibit is furnished pursuant to Item 12 and/or Item 9 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act